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                                                                   EXHIBIT 99.10


                                    AMENDMENT



            AMENDMENT (this "Amendment"), dated as of January 29, 1997, among AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), and the holders of the Warrants referred to in the Warrant Agreements referred to below (the "Holders"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the respective Warrant Agreement referred to below.


                              W I T N E S S E T H :


            WHEREAS, the Company and the Holders are parties to a Warrant Agreement, dated as of September 14, 1995 (as amended, modified or supplemented through the date hereof, the "September 1995 Warrant Agreement"), pursuant to which the Company has issued to the Holders the Warrants as defined therein (such Warrants are referred to herein as the "September 1995 Warrants");

            WHEREAS, the Company and the Holders are parties to a Warrant Agreement, dated as of January 26, 1996 (as amended, modified or supplemented through the date hereof, the "January 1996 Warrant Agreement," and together with the September 1995 Warrant Agreement, the "Warrant Agreements" and each a "Warrant Agreement"), pursuant to which the Company has issued to the Holders the Warrants as defined therein (such Warrants are referred to herein as the "January 1996 Warrants," and together with the September 1995 Warrants, the "Warrants" and each a Warrant");

             WHEREAS, the Company, Autotote Systems, Inc. (the "Borrower"), the
Holders and Bankers Trust Company, as Agent, are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996 (as amended, modified or supplemented through the date hereof, the "Credit Agreement");
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            WHEREAS, the Company and the Borrower have requested that the
Holders grant certain amendments and a waiver to the Credit Agreement as provided in the Second Amendment, dated as of January 29, 1997, to the Credit Agreement; and

             WHEREAS, the Holders have agreed to grant such amendments and waiver to the Credit Agreement on the terms, and subject to the conditions, set forth therein, including the execution and delivery by the Company of this Amendment;


             NOW, THEREFORE, it is agreed:

            1. The definition of "Exercise Price" appearing in each of the September 1995 Warrants is hereby deleted in its entirety and the following new definition of "Exercise Price" is inserted in lieu thereof:

            "Exercise Price" shall be $3.00, as adjusted pursuant to Sections 4.1(d) and 4.3 hereof, provided, however, if on December 1, 1997 any loans or letters of credit remain outstanding under the Credit Agreement (as defined in the Warrant Agreement) or the Holder or any of its Affiliates (as defined in the Warrant Agreement) has any obligation to extend further credit thereunder, the Exercise Price shall automatically and without any further action be reduced to $.01.

            2. The definition of "Exercise Price" appearing in each of the January 1996 Warrants is hereby deleted in its entirety and the following new definition of "Exercise Price" is inserted in lieu thereof:

            "Exercise Price" shall be $1.25, as adjusted pursuant to Sections 4.1(d) and 4.3 hereof, provided, however, if on December 1, 1997 any loans or letters of credit remain outstanding under the Credit Agreement (as defined in the Warrant Agreement) or the Holder or any of its Affiliates (as defined in the Warrant Agreement) has any obligation to extend further credit thereunder, the Exercise Price shall automatically and without any further action be reduced to $.01.


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            3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of any Warrant or any Warrant Agreement.

            4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Holders.

            5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            6. This Amendment shall become effective on the date (the "Effective Date") when the Company and each Holder shall have signed a counterpart hereof (whether the same or different counterparts).

            7. From and after the Effective Date, all references in each Warrant and in each Warrant Agreement to the respective Warrants shall be deemed to be references to such Warrants as amended hereby.


                                      * * *


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            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


            AUTOTOTE CORPORATION


            By___________________________________
              Title:


            BANKERS TRUST COMPANY


            By___________________________________
              Title:


            BANK OF IRELAND,
              GRAND CAYMAN BRANCH


            By___________________________________
              Title:


            BANK POLSKA KASA OPIEKI, S.A.


            By___________________________________
              Title:
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            BHF-BANK AKTIENGESELLSCHAFT


            By___________________________________
              Title:


            By___________________________________
              Title:



            CREDITANSTALT AMERICAN CORPORATION



            By___________________________________
              Title:


            By___________________________________
              Title:


            CORESTATES BANK


            By___________________________________
              Title:
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            EUROPEAN AMERICAN BANK


            By___________________________________
              Title:


            FLEET NATIONAL BANK



            By___________________________________
              Title:


            GIROCREDIT BANK AG DER
              SPARKASSEN, GRAND CAYMAN
              ISLAND BRANCH


            By___________________________________
              Title:


            By___________________________________
              Title:
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            CREDITANSTALT CORPORATE
              FINANCE, INC.


            By___________________________________
              Title:


            By___________________________________
              Title: